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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-64302 pertaining to Monolithic System Technology, Inc.'s 2000 Employee Stock Option Plan, 2000 Employee Stock Purchase Plan, 1996 Stock Plan and 1992 Stock Option Plan, of our report dated January 17, 2002, with respect to the consolidated financial statements and schedule of Monolithic System Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

San Jose, California
March 19, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS